Exhibit 10.1

EXECUTION VERSION

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of September 10, 2021 (as amended, amended and restated, modified and/or supplemented from time to time, the “Agreement”), among U.S. Bank National Association as Senior Priority Agent (as defined below) and U.S. Bank National Association as Junior Priority Agent (as defined below), and acknowledged by Salem Media Group, Inc. (the “Company”) and certain other Grantors (as defined below) from time to time party hereto.

A. The Company is party to that certain Indenture, dated as of September 10, 2021 (as amended, supplemented, restated, extended, refinanced, renewed, replaced, defeased, refunded or otherwise modified from time to time, the “Senior Priority Notes Indenture”), among the Company, the Grantors party thereto, U.S. Bank National Association, as trustee and the Senior Priority Agent.

B. The Company is party to that certain Indenture, dated as of May 19, 2017 (as amended, supplemented, restated, extended, refinanced, renewed, replaced, defeased, refunded or otherwise modified from time to time, the “Junior Priority Notes Indenture”), among the Company, the Grantors party thereto, U.S. Bank National Association, as trustee and the Junior Priority Agent.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” shall have the meaning set forth in the Senior Priority Notes Indenture.

“Affiliate” shall have the meaning set forth in the Senior Priority Notes Indenture.

“Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code, and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Common Collateral” shall mean, collectively, the Senior Priority Collateral and the Junior Priority Collateral.

“Company” shall have the meaning set forth in the preamble.

“Comparable Junior Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Priority Collateral Document, those Junior Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Junior Priority Claims” shall mean payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Junior Priority Claims. In the event the Junior Priority Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Junior Priority Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Senior Priority Claims” shall mean payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made) of all Obligations in respect of all outstanding Senior Priority Claims. In the event the Senior Priority Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Priority Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Future Secured Indebtedness” shall mean secured Indebtedness or Obligations (other than Senior Priority Claims and Junior Priority Claims contemplated by clause (i) of the definition of “Junior Priority Claims”) of the Company and the Grantors.

“Grantors” shall mean the Company and each of the Subsidiaries that has executed and delivered a Junior Priority Collateral Document or a Senior Priority Collateral Document.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Senior Priority Notes Indenture or the Junior Priority Notes Indenture.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Junior Priority Agent” shall mean U.S. Bank National Association, solely in its capacity as collateral agent for the Junior Priority Secured Parties under the Junior Priority Notes Indenture, the Junior Priority Collateral Agreement and the other Junior Priority Documents entered into pursuant to the Junior Priority Notes Indenture, together with its successors and permitted assigns under the Junior Priority Notes Indenture exercising substantially the same rights and powers.

“Junior Priority Claims” shall mean the principal amount of all Indebtedness incurred under the Junior Priority Notes Indenture, together with any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Junior Priority Notes Indenture or the Junior Priority Documents or any of them, including all fees and expenses of the Junior Priority Agent and the Trustee (as defined therein) thereunder, plus, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Junior Priority Documents whether or not the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Junior Priority Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Junior Priority Claim.

“Junior Priority Collateral Agreement” shall mean that certain security agreement, dated as of May 19, 2017, among the Company, the other Grantors and the Junior Priority Agent, as amended, restated, modified or replaced from time to time.

“Junior Priority Collateral Documents” shall mean the Junior Priority Collateral Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Junior Priority Claims under the Junior Priority Notes Indenture or under which rights or remedies with respect to such Liens are at any time governed.

“Junior Priority Documents” shall mean the Junior Priority Notes Indenture and the Junior Priority Collateral Documents.

“Junior Priority Notes Indenture” shall have the meaning set forth in the recitals.

“Junior Priority Secured Parties” shall mean all Persons holding any Junior Priority Claims, including the Junior Priority Agent and the trustee under the Junior Priority Notes Indenture.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Priority Document or Junior Priority Documents include the obligations to pay principal, reimbursement obligations under letters of credit, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Priority Secured Party or Junior Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

“Officers’ Certificate” shall have the meaning set forth in the Junior Priority Notes Indenture.

“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of any Senior Priority Agent (or its agents or bailees) or any Junior Priority Agent, to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Parties” shall mean collectively, the Senior Priority Secured Parties and the Junior Priority Secured Parties.

“Senior Priority Agent” shall mean U.S. Bank National Association, solely in its capacity as collateral agent for the Senior Priority Secured Parties under the Senior Priority Notes Indenture, the Senior Priority Collateral Agreement and the other Senior Priority Documents entered into pursuant to the Senior Priority Notes Indenture, together with its successors and permitted assigns under the Senior Priority Notes Indenture exercising substantially the same rights and powers.

“Senior Priority Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Priority Claim.

“Senior Priority Collateral Agreement” shall mean the Security Agreement, dated as of the date hereof, among the Company, the other Grantors and the Senior Priority Agent, as amended, restated, modified or replaced from time to time.

“Senior Priority Collateral Documents” shall mean the Senior Priority Collateral Agreement and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted by any Grantor to secure any Senior Priority Claims under the Senior Priority Notes Indenture or under which rights or remedies with respect to any such Lien are governed.

“Senior Priority Documents” shall mean the Senior Priority Notes Indenture and the Senior Priority Collateral Documents.

“Senior Priority Notes Indenture” shall have the meaning set forth in the recitals.

“Senior Priority Secured Parties” shall mean the Persons holding Senior Priority Claims, including the Senior Priority Agent and the trustee under the Senior Priority Notes Indenture.

“Senior Priority Claims” shall mean the principal amount of all Indebtedness incurred under the Senior Priority Notes Indenture, together with any interest, fees, premiums (including the Applicable Premium and/or the Redemption Premium (each as defined in the Senior Priority Notes Indenture)), attorneys fees, costs, expenses and indemnities payable on account of such principal amount or otherwise in respect of, or arising under, the Senior Priority Notes Indenture or the Senior Priority Documents or any of them, including all fees and expenses of the Senior Priority Agent and the Trustee (as defined therein) thereunder, plus, in each case, all interest, premiums (including the Applicable Premium and/or the Redemption Premium (each as defined in the Senior Priority Notes Indenture)) and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Priority Document whether or not the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Subsidiary” shall have the meaning assigned to such term in the Senior Priority Notes Indenture.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive. All capitalized terms not defined herein or by reference to another agreement shall have the meaning assigned to such term in the UCC.

Section 2. Lien Priorities.

2.1 Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or alleged deficiency in any of the foregoing) of any Liens granted to the Junior Priority Secured Parties on the Common Collateral or of any Liens granted to the Senior Priority Agent or the Senior Priority Secured Parties on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, or any applicable law or the Junior Priority Documents or the Senior Priority Documents, (iii) whether the Senior Priority Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Priority Claims now or hereafter held by or on behalf of any Senior Priority Agent or any Senior Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Priority Claims and (b) any Lien on the Common Collateral securing any Junior Priority Claims now or hereafter held by or on behalf of the Junior Priority Agent or any Junior Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Priority Claims. All Liens on the Common Collateral securing any Senior Priority Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Junior Priority Claims for all purposes, whether or not such Liens securing any Senior Priority Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2 Prohibition on Contesting Liens. Each Junior Priority Agent, for itself and on behalf of each applicable Junior Priority Secured Party, and each Senior Priority Agent, for itself and on behalf of each applicable Senior Priority Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Priority Claims held (or purported to be held) by or on behalf of any Senior Priority Agent or any of the Senior Priority Secured Parties or any agent or trustee therefor in any Senior Priority Collateral or (b) a Lien securing any Junior Priority Claims held (or purported to be held) by or on behalf of any Junior Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Priority Agent or any Senior Priority Secured Party to enforce this Agreement (including the priority of the Liens securing the Senior Priority Claims as provided in Section 2.1) or any of the Senior Priority Documents.

2.3 No New Liens. So long as the Discharge of Senior Priority Claims has not occurred, each Junior Priority Agent agrees, for itself and on behalf of each applicable Junior Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Junior Priority Claims that are not also subject to a Lien in respect of the Senior Priority Claims under the Senior Priority Documents. If a Junior Priority Agent or any Junior Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to a Lien in respect of the Senior Priority Claims under the Senior Priority Documents, then such Junior Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Senior Priority Agent as security for the Senior Priority Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the Senior Priority Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the Senior Priority Agent to ensure that such Liens are also granted to the Senior Priority Agent (and/or their designees) as security for the applicable Senior Priority Claims.

2.4 Perfection of Liens. Neither the Senior Priority Agent nor the Senior Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Junior Priority Agent and the Junior Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Priority Secured Parties and the Junior Priority Secured Parties and shall not impose on the Senior Priority Agent, the Junior Priority Agent, the Junior Priority Secured Parties or the Senior Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5 Waiver of Marshalling. Until the Discharge of the Senior Priority Claims, each Junior Priority Agent, on behalf of itself and the applicable Junior Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of Senior Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Junior Priority Agent or any Junior Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Junior Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other collateral by any Senior Priority Agent or any Senior Priority Secured Party in respect of the Senior Priority Claims, the exercise of any right by any Senior Priority Agent or any Senior Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Priority Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Junior Priority Agent or any Junior Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Priority Documents or otherwise in respect of Senior Priority Claims, or (z) object to the forbearance by the Senior Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Priority Claims and (ii) except as otherwise provided herein, the Senior Priority Agent and the Senior Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Junior Priority Agent or any Junior Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Junior Priority Agent may file a proof of claim or statement of interest with respect to the applicable Junior Priority Claims and (B) each Junior Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Priority Claims, or the rights of the Senior Priority Agent or the Senior Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Priority Claims has not occurred, each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Junior Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Priority Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Junior Priority Agent and the Junior Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Junior Priority Claims pursuant to the Junior Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Priority Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Junior Priority Agent, for itself and on behalf of each applicable Junior Priority Secured Party, agrees that no Junior Priority Agent or any Junior Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Senior Priority Agent or the Senior Priority Secured Parties with respect to the Common Collateral or any other collateral under the Senior Priority Collateral Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Agent, for itself and on behalf of each applicable Junior Priority Secured Party, hereby waives any and all rights it or any Junior Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any Senior Priority Agent or the Senior Priority Secured Parties seek to enforce or collect the Senior Priority Claims or the Liens granted in any of the Senior Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Priority Agent or Senior Priority Secured Parties is adverse to the interests of the Junior Priority Secured Parties.

(d) Each Junior Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Junior Priority Document shall be deemed to restrict in any way the rights and remedies of the Senior Priority Agent or the Senior Priority Secured Parties with respect to the Senior Priority Collateral as set forth in this Agreement and the Senior Priority Documents.

3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, agrees that, unless and until the Discharge of Senior Priority Claims has occurred, it will not commence, or join with any Person (other than the Senior Priority Secured Parties and the Senior Priority Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Junior Priority Documents or otherwise in respect of the applicable Junior Priority Claims relating to the Common Collateral.

3.3 Actions Upon Breach. If any Junior Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, or attempts or threatens to take, any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Junior Priority Secured Party that relief against such Junior Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Priority Secured Parties, it being understood and agreed by the Junior Priority Agent on behalf of each applicable Junior Priority Secured Party that (i) the Senior Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Junior Priority Secured Party waives any defense that the Grantors and/or the Senior Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of Senior Priority Claims has not occurred, the Common Collateral and any other collateral in respect of the Junior Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the Senior Priority Agents:

first, to the Senior Priority Claims in such order as specified in the relevant Senior Priority Documents until the Discharge of Senior Priority Claims has occurred,

second, to the Junior Priority Agent for application to the Junior Priority Claims in the relevant Junior Priority Documents until the Discharge of Junior Priority Claims has occurred, and third, to the Grantors to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.2 Payments Over. Any Common Collateral or other collateral in respect of the Junior Priority Claims or proceeds thereof received by any Junior Priority Agent or any Junior Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral in contravention of this Agreement (including, without limitation, Section 4.1) shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Priority Agent (and/or their designees) for the benefit of the Senior Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Priority Agent are hereby authorized to make any such endorsements as agent for any Junior Priority Agent or any such Junior Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

Section 5. Other Agreements.

5.1 Releases.

(a) If, at any time any Grantor or the holder of any Senior Priority Secured Party Claim delivers notice to each Junior Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is (A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Senior Priority Notes Indenture, each other Senior Priority Document (if any), the Junior Priority Notes Indenture and each other Junior Priority Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) any Senior Priority Document by the owner of such Common Collateral to the extent the Senior Agents have consented to such sale, transfer or disposition, or by any Senior Priority Agent in connection with the exercise of its rights or remedies under the applicable Senior Priority Document;

or (B) is otherwise released as permitted by the Senior Priority Documents (other than any such release in connection with a Discharge of Senior Priority Claims),

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Junior Priority Secured Parties upon such Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Collateral securing Senior Priority Claims are released and discharged. Upon delivery to each Junior Priority Agent of a notice from a Grantor or the Senior Priority Agent stating that any release of Liens by the Senior Priority Agent securing or supporting the Senior Priority Claims has become effective (or shall become effective upon each Junior Priority Agent’s release), each Junior Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms at the expense of the Company. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Junior Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Priority Claims is released and discharged.

(b) Each Junior Priority Agent, for itself and on behalf of each applicable Junior Priority Secured Party, hereby irrevocably constitutes and appoints the Senior Priority Agent and any officer or agent of the Senior Priority Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Junior Priority Agent or such holder or in each Senior Priority Agent’s own name, from time to time in each Senior Priority Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Priority Claims has occurred, each Junior Priority Agent, for itself and on behalf of each applicable Junior Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Priority Claims pursuant to the Senior Priority Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Junior Priority Agent or the Junior Priority Secured Parties to receive proceeds of Common Collateral in connection with the Junior Priority Claims following the Discharge of Senior Priority Claims.

5.2 Insurance. Unless and until the Discharge of Senior Priority Claims has occurred, the Senior Priority Agent and the Senior Priority Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Junior Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Priority Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Priority Claims, to the Senior Priority Agent for the benefit of Senior Priority Secured Parties pursuant to the terms of the applicable Senior Priority Documents, (b) second, after the occurrence of the Discharge of Senior Priority Claims, to the Junior Priority Agent for the benefit of the Junior Priority Secured Parties pursuant to the terms of the applicable Junior Priority Documents and (c) third, if no Junior Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Agent or any Junior Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Priority Agent in accordance with the terms of Section 4.2.

5.3 Matters Relating to the Junior Priority Notes Indenture.

(a) So long as the Discharge of Senior Priority Claims has not occurred, without the prior written consent of the Senior Priority Agent, no Junior Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Priority Collateral Document, would be prohibited by any of the terms of this Agreement. Each Junior Priority Agent agrees that each applicable Junior Priority Collateral Document shall include the following language:

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Junior Priority Agent pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to U.S. Bank National Association (“U.S. Bank”), as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Pledge and Security Agreement, dated as of September 10, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time), and the other Senior Priority Agent, if any, from the Company and the other “Grantors” referred to therein, in favor of U.S. Bank, as collateral agent, and the other Senior Priority Agent, if any, pursuant to the below-defined Intercreditor Agreement, and (ii) the exercise of any right or remedy by the Junior Priority Agent is subject to the limitations and provisions of the Intercreditor Agreement, dated as of September 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among U.S. Bank, as Senior Priority Agent, U.S.

Bank, as Junior Priority Agent, and other agents, if any, the Company and the subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that any Senior Priority Agent or the Senior Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Priority Collateral Document or changing in any manner the rights of the Senior Priority Agent, the Senior Priority Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Junior Priority Collateral Document without the consent of any Junior Priority Agent or any Junior Priority Secured Party and without any action by any Junior Priority Agent, the Company or any other Grantor; provided, that such amendment, waiver or consent may not materially adversely affect (i) the rights of the Junior Priority Secured Parties or the interests of the Junior Priority Secured Parties in the Junior Priority Collateral unless the rights and interests of the Senior Priority Agent and the Senior Priority Secured Parties are affected in a like or similar manner (without regard to the fact that the Lien of such Senior Priority Collateral Document is senior to the Lien of the Comparable Junior Priority Collateral Document), in each case as certified in an Officers’ Certificate delivered by the Company on which the Senior Priority Agent may conclusively rely or (ii) the duties, protections, immunities and indemnities afforded to each Junior Priority Agent without its written consent. The Company shall give written notice of such amendment, waiver or consent to the Junior Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Junior Priority Collateral Document as set forth in this Section 5.3(b).

5.4 Rights As Unsecured Creditors. In the event any Junior Priority Agent or any Junior Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Priority Claims on the same basis as the other Liens securing the Junior Priority Claims are so subordinated to such Liens securing Senior Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Senior Priority Agent or the Senior Priority Secured Parties may have with respect to the Senior Priority Collateral.

5.5 Senior Agents as Gratuitous Bailees for Perfection.

(a) Each of the Senior Priority Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Junior Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Junior Priority Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC). Each of the Junior Priority Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Senior Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Senior Priority Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104 and 9-313(c) of the UCC).

(b) [reserved].

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Priority Claims has occurred, the Senior Priority Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Priority Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Agent and the Junior Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement, provided that nothing in this Section 5.5 shall be construed to prevent or impair the rights of the Junior Priority Agent or the Junior Priority Secured Parties to receive proceeds of Common Collateral in connection with the Junior Priority Claims following the Discharge of Senior Priority Claims.

(d) The Senior Priority Agent shall have no obligation whatsoever to any Junior Priority Agent or any Junior Priority Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors, any security interest granted in any such Pledged Collateral is valid or in effect or otherwise perfected, or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Senior Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Junior Priority Agent for purposes of perfecting the Lien held by the Junior Priority Secured Parties and delivering the Pledged Collateral upon a Discharge of Senior Priority Claims as provided in paragraph (f) below.

(e) The Senior Priority Agent shall not have by reason of the Junior Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Junior Priority Agent or any Junior Priority Secured Party and the Junior Priority Agent and the Junior Priority Secured Parties hereby waive and release the Senior Priority Agent from all claims and liabilities arising pursuant to each Senior Priority Agent’s roles under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral. It is understood and agreed that the interests of the Senior Priority Agent and the Senior Priority Secured Parties, on the one hand, and the Junior Priority Agent and the Junior Priority Secured Parties, on the other hand, may differ and the Senior Priority Agent and the Senior Priority Secured Parties shall be fully entitled to act in their own interest without taking into account the interests of the Junior Priority Agent or the Junior Priority Secured Parties.

(f) Upon the Discharge of Senior Priority Claims, the Senior Priority Agent shall deliver to the Junior Priority Agent, to the extent that they are legally permitted to do so, the remaining Pledged Collateral (if any) together with any necessary endorsements (or otherwise allow the Junior Priority Agent to obtain possession and control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby. The Senior Priority Agent have no obligation to follow instructions from any Junior Priority Agent in contravention of this Agreement.

(g) Neither the Senior Priority Agent nor the Senior Priority Secured Parties shall be required to marshal any present or future collateral security for the Subsidiaries’ obligations to the Senior Priority Agent or the Senior Priority Secured Parties under the Senior Priority Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. (a) If the Senior Priority Agent or any Senior Priority Secured Party shall, at any time in anticipation of, in connection with or during the pendency of any Insolvency or Liquidation Proceeding, (x) consent (or not object) to the sale, use or lease of cash or other Collateral under

Section 363 of the Bankruptcy Code or any other provision of any other Bankruptcy Law (all such collateral, collectively “Cash Collateral”), and/or (y) desire to provide, agree to provide or otherwise consent (or not object) to any Grantor’s obtaining financing under Section 364 of the Bankruptcy Code or any other provision of any other Bankruptcy Law ( “DIP Financing”), then in the case of either (x) or (y), each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, and each Junior Priority Secured Party agrees that it will not compete with, will raise no objection to, and will not support any objection to, and will not otherwise challenge or contest (or support, directly or indirectly, any such objection, challenge or contest) (i) such use of Cash Collateral or DIP Financing and will not seek, request (or be entitled to) adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) (including, without limitation, any adequate protection Liens granted to the Senior Priority Agent or any Senior Priority Secured Party, and to any“carve-out”for professional fees and costs, United States Trustee fees and costs and other customary fees and costs agreed to by the Senior Priority Agent or any Senior Priority Secured Party), (ii) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Priority Claims made by any Senior Priority Agent or any holder of Senior Priority Claims, (iii) any lawful exercise by any holder of Senior Priority Claims of the right to credit bid Senior Priority Claims at any sale in foreclosure of Senior Priority Collateral, (iv) any other request for judicial relief made in any court by any holder of Senior Priority Claims relating to the lawful enforcement of any Lien on Senior Priority Collateral, or (v) any order relating to a sale of Senior Priority Collateral for which the Senior Priority Agent have consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Priority Claims and the Junior Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Priority Collateral do to the Liens securing the Junior Priority Collateral in accordance with this Agreement, unless such proceeds are applied in satisfaction of the Senior Priority Claims pursuant to this Agreement, provided that nothing in this Section 6.1 shall be construed to prevent or impair the rights of the Junior Priority Agent or the Junior Priority Secured Parties to receive proceeds of Common Collateral in connection with the Junior Priority Claims following the Discharge of Senior Priority Claims. The Junior Priority Agent, each for itself and on behalf of each other Junior Priority Secured Party, agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

(a) In no event shall any Junior Priority Agent or any other Junior Priority Secured Party (i) offer to provide, or propose, any DIP Financing to any Grantor or (ii) credit bid any Junior Priority Claims, in each case without the consent of the Senior Priority Secured Party unless such credit bid provides for the payment in full in cash of the Senior Priority Claims.

6.2 Relief from the Automatic Stay. Until the Discharge of Senior Priority Claims has occurred, each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of the Senior Priority Agent.

6.3 Adequate Protection.

(a) Each Junior Priority Agent, on behalf of itself and the applicable Junior Priority Secured Parties, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by any Senior Priority Agent or the Senior Priority Secured Parties for adequate protection; or

(ii) any objection by any Senior Priority Agent or Senior Priority Secured Party to any motion, relief, action or proceeding based on the Senior Priority Agent or the other Senior Priority Secured Party claiming a lack of adequate protection with respect to the Senior Priority Collateral.

(b) Consistent with the foregoing provisions in this Section 6.3, and except as otherwise provided herein or as consented to by the Senior Priority Agent, in any Insolvency or Liquidation Proceeding no Junior Priority Agent or Junior Priority Secured Party shall be entitled (and each Junior Priority Agent and Junior Priority Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection with respect to its interests in the Senior Priority Collateral; provided, however, subject to this Section 6, the Junior Priority Agent and the Junior Priority Secured Parties may seek and obtain adequate protection in the form of an additional or replacement Liens on Common Collateral so long as (1) the Senior Priority Agent and the Senior Priority Secured Parties have been granted adequate protection in the form of a replacement lien on such Common Collateral, and (2) any such Lien on Senior Priority Collateral (and on any Common Collateral granted as adequate protection for the Senior Priority Agent and the Senior Priority Secured Parties in respect of their interest in such Senior Priority Collateral) is subordinated to the Liens of the Senior Agents in such Common Collateral on the same basis as the other Liens of the Junior Priority Agent on Senior Priority Collateral; and

(B) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of Senior Priority Collateral.

6.4 Avoidance Issues. If any Senior Priority Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Priority Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the Senior Priority Secured Parties shall be entitled to include any such Recovery in the calculation of amounts that must be paid in order to achieve a Discharge of Senior Priority Claims and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6 Waivers. Until the Discharge of Senior Priority Claims has occurred, each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Priority Claims for costs or expenses of preserving or disposing of any

Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Priority Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7 Post-Petition Interest. Neither the Junior Priority Agent nor any Junior Priority Secured Party shall oppose or seek to challenge any claim by any Senior Priority Agent or any Senior Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Claims consisting of post-petition interest, fees or expenses.

6.8 Plan of Reorganization.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the Common Collateral are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of Senior Priority Claims and on account of Junior Priority Claims, then, to the extent the debt obligations distributed on account of the Senior Priority Claims and on account of the Junior Priority Claims are secured by Liens upon the same Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) Neither the Junior Priority Agent nor any Junior Priority Secured Party shall propose, vote to accept, or otherwise support a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, or any other document, agreement or proposal similar to the foregoing that is inconsistent with or in contravention of the terms of this Agreement (including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or in part, the provisions of Section 2, Section 4 (including Proceeds waterfall priorities) or Section 6).

(c) Neither the Junior Priority Agent nor any Junior Priority Secured Party shall bring any motion in any Insolvency or Liquidation Proceeding seeking to terminate any Grantors’ exclusive periods for proposing a plan of reorganization.

6.9 Separate Grants of Liens. Each Senior Priority Secured Party and each Junior Priority Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Priority Documents and the Junior Priority Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Senior Priority Claims are fundamentally different from the Junior Priority Claims and must be separately classified in any plan of reorganization (or other plan of similar effect under any Bankruptcy Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Priority Secured Parties and the Junior Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Senior Priority Secured Parties and the Junior Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Senior Priority Claims and Junior Priority Claims against the Grantors, with the effect being that, to the extent that the aggregate value of the Senior Priority Collateral or Junior Priority Collateral is sufficient, the Senior Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from the Common Collateral for each of the Senior Priority Secured Parties before any distribution is made in respect of the claims held by the Junior Priority Secured Parties from such Common Collateral, with the Junior Priority Secured Parties hereby acknowledging and agreeing to turn over to the Senior Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.10 Asset Dispositions. Neither the Junior Priority Agent nor any other Junior Priority Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition (or bidding procedures with respect thereto) of any Senior Priority Collateral that is supported by the Senior Priority Agent or any Senior Priority Secured Party, and the Junior Priority Agent and each other Junior Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale (and any bidding procedures with respect thereto) of any Senior Priority Collateral supported by the Senior Priority Secured Parties and to have released their Liens on such assets to the extent such assets constitute Junior Priority Collateral; provided that the proceeds of such sale or disposition are applied in accordance with the terms of this Agreement.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. All notes and other extensions of credit made or deemed made on and after the date hereof by the Senior Priority Secured Parties to any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, acknowledges that it and the applicable Junior Priority Secured Parties are not entitled to rely on any credit decision or other decisions made by the Senior Priority Agent or any Senior Priority Secured Party in taking or not taking any action under the applicable Junior Priority Document or this Agreement.

7.2 No Warranties or Liability. Except as set forth in Section 8.14, neither the Senior Priority Agent nor any Senior Priority Secured Party shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Priority Secured Parties will be entitled to manage and supervise their respective notes and extensions of credit under the Senior Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Priority Secured Parties may manage their notes and extensions of credit without regard to any rights or interests that any Junior Priority Agent or any of the Junior Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Priority Agent nor any Senior Priority Secured Party shall have any duty to any Junior Priority Agent or any Junior Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Junior Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Priority Agent, the Senior Priority Secured Parties, the Junior Priority Agent and the Junior Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Junior Priority Claims, the Senior Priority Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Priority Agent and the Senior Priority Secured Parties, and the Junior Priority Agent and the Junior Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Priority Documents or any Junior Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Priority Claims or Junior Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Priority Notes Indenture or any other Senior Priority Document or of the terms of the Junior Priority Notes Indenture or any other Junior Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Priority Claims or Junior Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Priority Claims, or of any Junior Priority Agent or any Junior Priority Secured Party in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Priority Document or any Junior Priority Document, the provisions of this Agreement shall govern.

8.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Priority Claims shall have occurred. This is a continuing agreement of lien subordination and the Senior Priority Secured Parties may continue, at any time and without notice to any Junior Priority Agent or any Junior Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Priority Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3 Amendments; Waivers. This Agreement may be amended in writing signed by the applicable Senior Priority Agent and Junior Priority Agent (in each case, acting in accordance with Senior Priority Notes Indenture, the Junior Priority Notes Indenture or any other Senior Priority Document or Junior Priority Document, as applicable) and the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Priority Agent, the Senior Priority Secured Parties, the Junior Priority Agent and the Junior Priority Secured Parties and their respective successors and assigns.

8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. Neither the Senior Priority Agent nor any Senior Priority Secured Party shall have any obligation to the Junior Priority Agent or any Junior Priority Secured Party to keep the Junior Priority Agent or any Junior Priority Secured Party informed of, and the Junior Priority Agent and the Junior Priority Secured Parties shall not be entitled to rely on the Senior Priority Agent or the Senior Priority Secured Parties with respect to, (a) the financial condition of the Grantors and all endorsers and/or guarantors of the Junior Priority Claims or the Senior Priority Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Junior Priority Claims or the Senior Priority Claims. The Senior Priority Agent, the Senior Priority Secured Parties, the Junior Priority Agent and the Junior Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Priority Agent, any Senior Priority Secured Party, any Junior Priority Agent or any Junior Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Senior Priority Agent, the Senior Priority Secured Parties, the Junior Priority Agent and the Junior Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Nothing in this Section 8.4 shall impose any obligation on the Senior Notes Agent and the Junior Notes Agent to keep itself informed of the financial condition of the Grantors or the risk of nonpayment.

8.5 Subrogation. Each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Priority Claims has occurred.

8.6 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Priority Claims as the Senior Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Priority Documents. Except as otherwise provided herein, each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Priority Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Priority Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Consent to Jurisdiction; Venue; Waiver of Jury Trial.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE STATE COURTS OF THE STATE OF NEW YORK, WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS (INCLUDING ANY APPELLATE COURTS THEREOF). EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS DESCRIBED IN SECTION 8.8, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT

THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(b) EACH PARTY HERTO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8.8 Notices. All notices to the Junior Priority Secured Parties and the Senior Priority Secured Parties permitted or required under this Agreement may be sent to the Junior Priority Agent or the applicable Senior Priority Agent as provided in the relevant Senior Priority Documents or the relevant Junior Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (other than the Grantors) shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. With respect to the Grantors, for purposes hereof, the addresses of the Grantors shall be as set forth in the Senior Priority Notes Indenture and Junior Priority Notes Indenture, as applicable. The Grantors hereby agree to promptly notify the Junior Priority Agent upon payment in full in cash of all Indebtedness under the applicable Senior Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9 Further Assurances. Each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, and each Senior Priority Agent, on behalf of itself and each applicable Senior Priority Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the Senior Priority Agent and the Senior Priority Secured Parties such additional documents and instruments (in recordable form, if requested) as the Senior Priority Agent or the Senior Priority Secured Parties may reasonably request, at the expense of the Company, to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10 Governing Law. This Agreement and the rights and liabilities of the parties bound hereby shall be construed in accordance with and be governed by the law of the State of New York.

8.11 Specific Performance. The Senior Priority Agent may demand specific performance of this Agreement. Each Junior Priority Agent, on behalf of itself and each applicable Junior Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Priority Agent.

8.12 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Junior Priority Agent or the Senior Priority Agent), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Priority Claims, Junior Priority Claims, the Company and the other Grantors. No other Person shall have or be entitled to assert rights or benefits hereunder. Without limiting the generality of the foregoing, any person to whom a Holder assigns or otherwise transfers all or any portion of the Senior Priority Claims or the Junior Priority Claims, as applicable, shall become vested with all the rights and obligations in respect thereof granted to the Senior Priority Secured Parties or Junior Priority Secured Parties, respectively, without any further consent or action of the other Senior Priority Secured Parties or Junior Priority Secured Parties, respectively.

8.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.17 Senior Priority Agent and Junior Priority Agent. (a) It is understood and agreed that (i) U.S. Bank National Association is entering into this Agreement in its capacity as “Collateral Agent” under the Senior Priority Notes Indenture and as “Collateral Agent” under the Junior Priority Notes Indenture and the rights, protections, immunities and indemnities afforded to the respective “Collateral Agent” under the Junior Priority Notes Indenture and the rights, protections, immunities and indemnities afforded to the respective “Collateral Agent” under the Senior Priority Documents and Junior Priority Documents, respectively shall also apply to U.S. Bank National Association as a Senior Priority Agent or Junior Priority Agent, respectively, hereunder, (ii) the Senior Priority Secured Parties have expressly authorized and instructed the Senior Priority Agent to execute and deliver this Agreement, and (iii) the majority in principal amount of holders of notes under the Junior Priority Notes Indenture prior to the effective date of the Senior Priority Notes Indenture expressly authorized and directed the Junior Priority Agent to execute and deliver this Agreement.

(b) Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Secured Parties hereunder is subject to the provisions of the ABL Intercreditor Agreement. As between the ABL Secured Parties (as defined in the ABL Intercreditor Agreement) on the one hand and the Secured Parties on the other, in the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control. Solely as among the Secured Parties, in the event of any conflict between this Agreement and the ABL Intercreditor Agreement, the terms of this Agreement shall control. With respect to all discretionary matters of the Senior Priority Agent and the Junior Priority Agent under the ABL Intercreditor Agreement, the determination of the Senior Priority Agent shall control, and the Senior Priority Agent shall be the Notes Collateral Agent under the ABL Intercreditor Agreement for so long as Obligations are outstanding under the Senior Priority Notes Indenture.

8.18 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Priority Notes Indenture, the Junior Priority Notes Indenture or any other Senior Priority Document or Junior Priority Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Priority Notes Indenture or any other Senior Priority Document or the Junior Priority Notes Indenture or any other Junior Priority Document, (b) change the relative priorities of the Senior Priority Claims or the Liens granted under the Senior Priority Documents on the Common Collateral (or any other assets) as among the Senior Priority Secured Parties, (c) otherwise change the relative rights of the Senior Priority Secured Parties in respect of the Common Collateral as among such Senior Priority Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Priority Notes Indenture or any other Senior Priority Document or the Junior Priority Notes Indenture or any other Junior Priority Document.

8.19 Supplements. Upon the execution by any Subsidiary of the Company of a supplement hereto in the form annexed hereto as Exhibit A, such Subsidiary shall be a party to this Agreement and shall be bound by (and receive the benefits of) the provisions hereof to the same extent as the Company and each other Grantor are so bound (or receive benefits therefrom).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as the Senior Priority Agent

By:	/s/ Lauren Costales
Name: Lauren Costales
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as the Junior Priority Agent

By:	/s/ Lauren Costales
Name: Lauren Costales
Title: Assistant Vice President

[Signature Page to Intercreditor Agreement]

Acknowledged by:

SALEM MEDIA GROUP, INC.

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, Legal and Human Resources, General Counsel and Board Secretary

EAGLE PRODUCTS, LLC NEW AGGREGATOR, LLC SALEM NEWS CHANNEL, LLC as a Guarantor

By:	SALEM COMMUNICATIONS HOLDING CORPORATION, as Managing Member

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, Legal and Human Resources, General Counsel and Board Secretary

INSPIRATION MEDIA OF TEXAS, LLC

SALEM MEDIA OF ILLINOIS, LLC

SALEM MEDIA OF MASSACHUSETTS, LLC

SALEM RADIO OPERATIONS, LLC

SALEM SATELLITE MEDIA, LLC

SALEM WEB NETWORK, LLC

SCA-PALO ALTO, LLC

as Guarantors

By:		SCA LICENSE CORPORATION as Managing Member

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, Legal and Human Resources, General Counsel and Board Secretary

[Signature Page to Intercreditor Agreement]

SALEM MEDIA OF NEW YORK, LLC

BY: SALEM RADIO OPERATIONS, LLC,

ITS MANAGER

By: /s/ Christopher J. Henderson

Name: Christopher J. Henderson

Title: Executive Vice President, Legal and Human Resources, General Counsel and Board Secretary

AIR HOT, INC.

BISON MEDIA, INC.

INSPIRATION MEDIA, INC.

NEW INSPIRATION BROADCASTING COMPANY, INC.

NI ACQUISITION CORP.

REACH SATELLITE NETWORK, INC.

SALEM CONSUMER PRODUCTS, INC.

SALEM COMMUNICATIONS HOLDING CORPORATION

SALEM MEDIA OF COLORADO, INC.

SALEM MEDIA OF HAWAII, INC.

SALEM MEDIA OF OHIO, INC.

SALEM MEDIA OF OREGON, INC.

SALEM MEDIA OF TEXAS, INC.

SALEM MEDIA REPRESENTATIVES, INC.

SALEM RADIO NETWORK INCORPORATED

SALEM RADIO PROPERTIES, INC.

SCA LICENSE CORPORATION

SRN NEWS NETWORK, INC.

SRN STORE, INC.

as Guarantors

By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, Legal and Human Resources, General Counsel and Board Secretary

[Signature Page to Intercreditor Agreement]

EXHIBIT A

Form of Intercreditor Agreement Supplement

Reference is made to the Intercreditor Agreement, dated as of September 10, 2021 (as amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”), between and among U.S. Bank National Association (“U.S. Bank”), as trustee and collateral agent under the Senior Priority Notes Indenture, U.S. Bank National Association (“U.S. Bank”), as trustee and collateral agent under the Junior Priority Notes Indenture and the other parties thereto and acknowledged by Salem Media Group, Inc. (the “Company”) and the certain other Grantors from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Grantors have entered into the Intercreditor Agreement. Pursuant to the Senior Priority Notes Indenture and the Junior Priority Notes Indenture, certain newly acquired or organized Subsidiaries of the Grantors are required to enter into the Intercreditor Agreement. Section 8.19 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Priority Notes Indenture and the Junior Priority Notes Indenture.

Accordingly, the Senior Priority Agent, the Junior Priority Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.19 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Priority Agent, the Junior Priority Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Priority Agent and Junior Priority Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Grantors as specified in the Intercreditor Agreement.

SECTION 8. The Grantors agree to reimburse the Senior Priority Agent and the Junior Priority Agent for its fees and reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each of the Senior Priority Agent and the Junior Priority Agent as required by the applicable Senior Priority Documents and the Junior Priority Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Grantor, the Senior Priority Agent and the Junior Priority Agent have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as Senior Priority Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Junior Priority Agent

By:
Name:
Title: